Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

MAG Silver Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares (no par value)	457(o)	(1)(2)	(1)(2)	$46,000,000(3)	$110.20 per $1,000,000	$5,069

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$46,000,000		$5,069

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$5,069

	Net Fee Due (4)							$0

(1)

There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares of MAG Silver Corp. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $46,000,000 (or its equivalent in any other currency used to denominate the securities). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)

Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)

The Registrant previously paid $24,900 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-222639) filed on January 22, 2018 (the “2018 Registration Statement”), pertaining to the registration of $200,000,000 of securities of the Registrant, of which $200,000,000 remained unutilized and was used to offset $24,900 of the $32,450 filing fee paid by the Registrant with respect to the Registration Statement on Form F-10 (File No. 333-237807) filed on April 23, 2020 (the “2020 Registration Statement”), which prospectus included therein related to the 2018 Registration Statement, pursuant to Rule 429 under the Securities Act, pertaining to the registration of $250,000,000 of securities of the Registrant, of which $159,869,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $5,069, taking into consideration the available offset of $20,751 from the 2020 Registration Statement, the Registrant has accordingly transmitted $0 for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	MAG Silver Corp.	F-10	333-237807	April 23, 2020		$5,069 (1)(2)	(3)	(3)	Unallocated – universal shelf (4)	$159,869,000

Fee Offset Sources	MAG Silver Corp.	F-10 (4)	333-237807		April 23, 2020						$7,550 (1)(2)(5)

	MAG Silver Corp.	F-10 (4)	333-222639		January 22, 2018						$24,900 (1)(5)

(1)

The Registrant previously paid $24,900 in registration fees (Registrant transferred funds of $24,900 for the fee) with respect to the 2018 Registration Statement pertaining to the registration of $200,000,000 of securities of the Registrant, of which $200,000,000 remained unutilized and was used to offset the total filing fee required under the 2020 Registration Statement.

(2)

The Registrant previously paid $7,550 in registration fees with respect to the 2020 Registration Statement, which prospectus included therein related to the 2018 Registration Statement, pursuant to Rule 429 under the Securities Act, pertaining to the registration of $250,000,000 of securities of the Registrant, of which $159,869,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $5,069, taking into consideration the available offset of $20,751 from the 2020 Registration Statement, the Registrant has accordingly transmitted $0 for this Registration Statement.

(3)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $250,000,000 was registered pursuant to this registration statement.
(4)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement and the 2018 Registration Statement.
(5)	The contemporaneous fee payment made with the 2018 Registration Statement was $24,900, and the contemporaneous fee payment made with the 2020 Registration Statement was $7,550.